SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:
      [ ]   Preliminary Proxy Statement
      [ ]   Confidential, for Use of the Commission Only
            (as permitted by Rule 14a-6(e)(2))
      [X]   Definitive Proxy Statement
      [ ]   Definitive Additional Materials
      [ ]   Soliciting Material Pursuant to  240.14a-12

                   First Cash Financial Services, Inc.
             -----------------------------------------------
            (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.

      [ ]  Fee computed on table below per Exchange Act Rules 14a-
           6(i)(1) and 0-11.

        1) Title of each class of securities to which transaction applies:
           ________________________________________________________________
        2) Aggregate number of securities to which transaction applies:
           ________________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           ________________________________________________________________
        4) Proposed maximum aggregate value of transaction:
           ________________________________________________________________
        5) Total fee paid:
           ________________________________________________________________

      [ ]  Fee paid previously with preliminary materials.

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:  ________________________________________
        2) Form, Schedule or Registration Statement No.: ___________________
        3) Filing Party: ___________________________________________________
        4) Date Filed: _____________________________________________________

 Dear Stockholder:

      We cordially invite you to attend our Annual Meeting, which will be held on Thursday, July 10, 2003, at 10:00 a.m. at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas, 76011. At this meeting you will be asked to act upon the proposals as contained herein.

      Your board of directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about these proposals.

      Your vote is important, and accordingly, we urge you to complete, sign, date and return your Proxy card promptly in the enclosed postage-paid envelope. The fact that you have returned your Proxy in advance will in no way affect your right to vote in person should you attend the meeting. However, by signing and returning the Proxy, you have assured representation of your shares.

      We hope that you will be able to join us on July 10.

                               Very truly yours,


                               /s/ Rick Powell
                               -------------------------
                               Rick Powell
                               Chairman of the Board and
                               Chief Executive Officer

                     First Cash Financial Services, Inc.
                     690 East Lamar Boulevard, Suite 400
                            Arlington, Texas 76011

                               _______________

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held July 10, 2003
                               _______________

      Notice is hereby given that the Annual Meeting of Stockholders of First Cash Financial Services, Inc. (the "Company") will be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., Dallas/Fort Worth time, on Thursday, July 10, 2003, for the following purposes:

      1. To elect three Directors;

      2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2003;

      3. To approve the adoption of the First Cash Financial Services, Inc. Executive Performance Incentive Plan; and

      4. To transact such other business as may properly come before the meeting.

      Common stockholders of record at the close of business on May 22, 2003 will be entitled to notice of and to vote at the meeting.


                               By Order of the Board of Directors,


                               /s/ Rick L. Wessel
                               ----------------------------------
 Arlington, Texas              Rick L. Wessel
 June 3, 2003                  President, Secretary
                               and Treasurer

                     First Cash Financial Services, Inc.
                     690 East Lamar Boulevard, Suite 400
                            Arlington, Texas 76011
                               _______________

                               PROXY STATEMENT
                        Annual Meeting of Stockholders
                               _______________

      This Proxy Statement is being furnished to stockholders in connection with the solicitation of proxies by the board of directors of First Cash Financial Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011 at 10:00 a.m., on Thursday, July 10, 2003, and at any adjournments thereof for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about June 3, 2003.

      The close of business on May 22, 2003 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of the record date, there were 8,887,187 shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purposes of determining the presence of a quorum. Each share of Common Stock is entitled to one vote on all questions requiring a stockholder vote at the Annual Meeting. A plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of Item 1 as set forth in the accompanying Notice. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for the approval of Items 2 and 3 as set forth in the accompanying Notice. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have no effect on the vote.

      All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted (i) TO ELECT THREE DIRECTORS; (ii) TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003; (iii) TO APPROVE THE ADOPTION OF THE FIRST CASH FINANCIAL SERVICES, INC. EXECUTIVE PERFORMANCE INCENTIVE PLAN; AND (iv) TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting.


                                ANNUAL REPORT

      The Annual Report to Stockholders, covering the fiscal year of the Company, dated December 31, 2002, including audited financial statements, is enclosed herewith. The Annual Report to Stockholders does not form any part of the material for solicitation of proxies.

      The Company will provide, without charge, a copy of its Annual Report on Form 10-K upon written request to Rick L. Wessel, the President, Secretary and Treasurer at 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011. The Company will provide exhibits to its Annual Report on Form 10-K, upon payment of the reasonable expenses incurred by the Company in furnishing such exhibits.


                                    ITEM 1

                           TO ELECT THREE DIRECTORS

      The Bylaws of the Company provide that the board of directors will determine the number of directors, but shall consist of at least one director and no more than 15 directors. The stockholders of the Company elect the directors. At each annual meeting of stockholders of the Company successors of the class of directors whose term expires at the annual meeting will be elected for a three-year term. Any director elected to fill a vacancy or newly created directorship resulting from an increase in the authorized number of directors shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the board howsoever resulting may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. The stockholders will elect three directors for the coming year; each nominee presently serves as a director of the Company and will be appointed for a term of three years.

      Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of the nominees listed herein. Although the board of directors of the Company does not contemplate that the nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the person named in the enclosed proxy will vote for the election of such other person as may be nominated by the board of directors.

      The board of directors of the Company consists of five directors divided into three classes. At each annual meeting of stockholders, one class is elected to hold office for a term of three years. Directors serving until the earlier of (i) resignation or (ii) expiration of their terms at the annual meeting of stockholders in the years indicated are as follows: 2003 - Messrs. Wessel, Burke and Love; 2004 - Ms. Schuchmann; and 2005 - Mr. Powell. All officers serve at the discretion of the board of directors. No family relationships exist between any director and executive officer, except that Mr. John C. Powell, vice president of information technology, is the brother of Mr. Phillip E. Powell, the chairman of the board and chief executive officer of the Company. The Directors standing for election at the Annual Meeting of Stockholders are as follows:

      Rick L. Wessel, age 44, has served as secretary and treasurer of the Company since May 1992, as president since May 1998, as a director since November 1992 and as chief financial officer from May 1992 to December 2002. Prior to February 1992, Price Waterhouse LLP employed Mr. Wessel for approximately nine years. Mr. Wessel is a certified public accountant licensed in Texas.

      Richard T. Burke, age 59, has served as a director of the Company since December 1993. Mr. Burke is the founder and former chief executive officer and chairman of UnitedHealth Group. Mr. Burke remains a director of UnitedHealth Group, a company engaged in the managed health care industry, and is a board member of several private, nonprofit and charitable organizations. From 1977 to 1987, Mr. Burke also served as chief executive officer of Physicians Health Plan of Minnesota (now MEDICA), the largest client of UnitedHealth Group. The securities of UnitedHealth Group are registered pursuant to the Exchange Act. Mr. Burke was the former owner and chief executive officer of the Phoenix Coyotes, a professional sports franchise of the National Hockey League.

      Joe R. Love, age 64, has served as a director of the Company since December 1991. Mr. Love has served as chairman of CCDC, Inc., a real estate development firm, since October 1976. Mr. Love is the owner of Surrey, LLC, a golf and residential community in Oklahoma City, Oklahoma.

 Directors Not Standing For Election

      Tara Schuchmann, age 45, has served as a director of the Company since June 2001. Ms. Schuchmann is the founder and managing general partner of Tara Capital Management LP, an investment management and advisory firm. Ms. Schuchmann has 23 years experience in the financial services industry. Ms. Schuchmann holds an MBA from the Harvard University Graduate School of Business Administration.

      Phillip E. Powell, age 52, has served as a director of the Company since March 1990, served as president from March 1990 until May 1992, and has served as chief executive officer since May 1992. Mr. Powell has been engaged in the financial services industry for over 27 years.

 Board of Directors, Committees and Meetings

      The board of directors held two meetings during the year ended December 31, 2002. Each director attended, either telephonically or in person, 100% of the board meetings during the year ended December 31, 2002. The Audit and Compensation Committees consist of Richard T. Burke, Joe R. Love and Tara Schuchmann. The Audit Committee held four meetings during the year ended December 31, 2002 and the Compensation Committee held two meetings during the year ended December 31, 2002. Each member attended at least 75% of the committee meetings, either in person or telephonically.

      Audit Committee. The Audit Committee is responsible for making recommendations to the board of directors concerning the selection and engagement of the Company's independent auditors and reviews the scope of the annual audit, audit fees and results of the audit. The Audit Committee also reviews and discusses with management and the board of directors such matters as accounting policies, internal accounting controls, procedures for preparation of financial statements, scope of the audit, the audit plan and the independence of such accountants.

      Compensation Committee. The Compensation Committee approves the standards for salary ranges for executive, managerial and technical personnel of the Company and establishes, subject to existing employment contracts, the specific compensation and bonus plan of all corporate officers. In addition, the Compensation Committee oversees the Company's stock option plans.

      The Company has no nominating committee or any committee serving a similar function.

 Directors' Fees

      For the year ended December 31, 2002, Messrs. Burke and Love each received $25,000 for the fiscal year ended December 31, 2002 as compensation for attending in person the 2002 meetings of the board of directors or any committee meetings thereof. Ms. Schuchmann received no director fees for fiscal 2002. In addition, the directors are reimbursed for their reasonable expenses incurred for each board and committee meeting attended. See "Compensation - Stock Options and Warrants" for a discussion of options and warrants issued to directors.

 Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on the reports furnished pursuant to Section 16a-3(e) of the Exchange Act, all reports as required under Section 16(a) of the Exchange Act were filed on a timely basis during the year ending December 31, 2002.

 Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      Our Compensation Committee reviews compensation paid to management and recommends to the board of directors appropriate executive compensation. Ms. Schuchmann and Messrs. Burke and Love serve as members of the Compensation Committee and are not employed by the Company.

      THE BOARD HAS NOMINATED THE ABOVE-REFERENCED DIRECTORS FOR ELECTION BY THE STOCKHOLDERS AND RECOMMENDS A VOTE FOR SUCH ELECTION. THE ELECTION OF THESE DIRECTORS REQUIRES A PLURALITY OF THE VOTES OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

                                    ITEM 2

 RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS OF THE
                COMPANY FOR THE YEAR ENDING DECEMBER 31, 2003

      The board of directors and the Audit Committee of the board have approved engagement of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2003 consolidated financial statements. The board of directors wishes to obtain from the stockholders a ratification of the board's action in appointing Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2003. Both the Audit Committee of the board of directors and the board itself has approved the engagement of Deloitte & Touche LLP for audit services.

 Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $135,000.

 Financial Information Systems Design and Implementation Fees

      Deloitte  rendered  no  professional   services  to  the  Company   for
 information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

 All Other Fees

      The aggregate fees billed by Deloitte for other professional services, primarily tax and accounting related consultations, rendered to the Company, other than the services described above, for the fiscal year ended December 31, 2002 were $8,800. The Company's Audit Committee has considered that the provision of the services described in the preceding sentence is compatible with maintaining the principal accountant's independence.

      In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2003, the adverse vote will be considered as a direction to the board of directors to select other auditors for the following year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the year ending December 31, 2003, it is contemplated that the appointment for the year ending December 31, 2003 will be permitted to stand unless the board finds other good reason for making a change.

      Representatives of Deloitte & Touche LLP are expected to be present at the meeting, with the opportunity to make a statement if desired to do so. Such representatives are also expected to be available to respond to appropriate questions.

      THE BOARD HAS RECOMMENDED THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

                                    ITEM 3

             ADOPTION OF THE FIRST CASH FINANCIAL SERVICES, INC.
                     EXECUTIVE PERFORMANCE INCENTIVE PLAN

      On January 29, 2003, the board of directors adopted the First Cash Financial Services, Inc. Executive Performance Incentive Plan ("Incentive Plan"), subject to approval of the shareholders. The Incentive Plan provides for the payment of annual incentive compensation to participants based upon the achievement of performance goals established annually by the Compensation Committee based on one or more specified performance criteria.

      If the shareholders at the Annual Meeting approve the Incentive Plan, it will become effective as of January 1, 2003 and will continue from year to year until terminated by the board of directors. If the shareholders at the Annual Meeting do not approve the Incentive Plan, certain payments of annual incentive compensation to the Company's executive officers may not be fully deductible by the Company as a compensation expense under Code Section 162(m), as discussed further below.

 Summary of the Incentive Plan

      The following summary of the Incentive Plan is qualified in its entirety by the full text of the Incentive Plan, a copy of which is attached hereto as Exhibit A. You are encouraged to read the full text of the Incentive Plan if you need more information.

      Consistent with the information regarding Code Section 162(m) presented in the Compensation Committee Report herein, this Incentive Plan is presented for approval by the shareholders in order to preserve the Company's deduction under Code Section 162(m) for certain performance-based compensation that may be paid to its executive officers. Another purpose of the Incentive Plan is to further the Company's ability to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve financial and strategic objectives.

      The Incentive Plan authorizes the payment of annual incentive compensation to eligible employees of the Company. Participation in the Incentive Plan is limited to the executive officers of the Company and any other employees of the Company or its subsidiaries which the Compensation Committee, at the time it sets performance goals for a particular year, reasonably believes may be deemed to be covered employees for such year under Code Section 162(m), as the same may be amended from time to time. Under Code Section 162(m), a covered employee currently is defined as any individual who, on the last day of the taxable year, is the Chief Executive Officer of the Company or acting in that capacity, or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) determined pursuant to the executive compensation rules under the Exchange Act.

      The Incentive Plan will be administered by a committee of the board of directors consisting solely of two or more outside directors, as defined in the regulations under Code Section 162(m). Until specified otherwise, the Compensation Committee will administer the Incentive Plan.

      At the beginning of each fiscal year, the Compensation Committee will select the participants in the Incentive Plan for that year. An employee hired or promoted during the year may subsequently be named as a participant. No later than 90 days after the beginning of the year, the Compensation Committee will specify in writing the performance goals and annual performance incentive payments that are to apply for that year. Performance incentive payments may vary among participants and from year to year, but the maximum incentive payment to any participant in a year is $5,000,000.

      The performance goals established by the Compensation Committee will be stated in terms of objective standards or formulae and must be based upon one or more of the following factors: (i) earnings before interest expense, taxes, depreciation and amortization, or "EBITDA;" (ii) earnings before interest expense and taxes "EBIT;" (iii) net earnings; (iv) net income; (v) operating income; (vi) earnings per share; (vii) book value per share;
 (viii) return on shareholders' equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins; (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on assets; (xxii) economic value added; (xxiii) expansion of the store base; and (xxiv) gross or net profit. The foregoing criteria may relate to the company as a whole, one or more of our subsidiaries, one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee determines. At the time the performance goals are determined, or at any time prior to the final determination of annual performance incentive compensation, the Compensation Committee may, to the extent permitted under
 Section 162(m) of the Code and the regulations promulgated thereunder, adjust the performance goals to reflect the impact of specified corporate transactions (such as a stock-split or stock dividend), special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events. In addition, the Compensation
 Committee retains the sole discretion to decrease, but not increase, the amount of any Performance Award that would otherwise be payable pursuant to the terms of the Plan.

      As soon as possible after the end of each year, the Compensation Committee will certify for each participant whether the performance goals for that year have been met. If such goals have been met, the Compensation Committee may authorize payment of the annual performance incentive compensation to the participant. The Compensation Committee has discretion to reduce, but not to increase, the previously established annual performance incentive compensation if the performance goals have been met. Annual performance incentive compensation awards will be paid in cash (or as otherwise determined by the Compensation Committee) as soon as practicable following the close of the performance year. However, such payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation Incentive Plan maintained by the Company or its subsidiaries.

      If a participant's employment is terminated for cause during a performance year, he or she will not receive any annual performance incentive compensation for that year. To the extent not governed by an applicable contractual arrangement between the Company and the participant, upon a change in control (as defined in the Incentive Plan) the Company will pay to each individual who was a participant in the Plan immediately prior to the change in control a pro-rated performance award based on performance results achieved through the date of the change in control.

      The board of directors may amend or terminate the Incentive Plan at any time, but no such amendment or termination will affect the payment of annual performance incentive compensation for a year already ended, and no such amendment may, without the approval of the shareholders, change the material terms of a performance goal or effect any other change that would cause the loss of a tax deduction to the Company under Code Section 162(m) absent shareholder approval.

 Federal Income Tax Consequences.

      A participant will recognize ordinary income, and the Company will be allowed a tax deduction, at the time annual performance incentive compensation is paid or payable. Code Section 162(m) provides that no federal income tax deduction is allowed for compensation paid to a covered employee in any taxable year to the extent that such compensation exceeds $1,000,000. This deduction limitation does not apply to compensation that is performance-based compensation within the meaning of the Code Section 162(m) regulations. The Incentive Plan is intended to preserve the Company's federal income tax deduction for annual performance incentive compensation payments under the Incentive Plan by meeting the requirements for performance-based compensation under Code Section 162(m).

 Benefits to Named Executive Officers and Others

      Only the executive officers are currently eligible to participate in the Incentive Plan. It is not possible at this time to determine with respect to the named executive officers or the executive officers as a group the benefits or amounts that will be received by such persons under the Incentive Plan.

      THE BOARD OF  DIRECTORS RECOMMENDS  A VOTE  "FOR" THE  APPROVAL OF  THE
 EXECUTIVE PERFORMANCE INCENTIVE PLAN. SUCH RATIFICATION REQUIRES THE AFFIRMATIVE VOTE OF THE MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AT THE ANNUAL MEETING.

                     Equity Compensation Plan Information

      The following table gives information about the Company's common stock that may be issued upon the exercise of options under its 1990 Stock Option Plan (approved by the shareholders) and 1999 Stock Option Plan (approved by the shareholders), together, the "Option Plans", as of December 31, 2002. Additionally, the Company issues warrants to purchase shares of common stock to certain key members of management, members of the board of directors that are not employees or officers, and to other third parties. The issuance of warrants is not approved by shareholders, and each issuance is generally negotiated between the Company and such recipients.


                                 Number of      Weighted          Number of
                               securities to    average     securities remaining
                               be issued upon   exercise        available for
                                exercise of     price of       future issuance
                                outstanding    outstanding       under equity
                                options and    options and       compensation
                                  warrants      warrants            plans
                                  --------      --------          ---------
 Plan Category
 -------------
  Equity compensation plans
    approved by security holders  1,110,750       $5.24           1,639,250
  Equity compensation plans not
   approved by security holders   1,389,661       $6.92                   -
                                  ---------                       ---------
      Total                       2,500,411       $6.18           1,639,250

 ________________

      From time to time, the board of directors will issue warrants to purchase shares of common stock in the Company at a predetermined price per share and a scheduled expiration date. During the year ended December 31, 2002, the board of directors approved the issuance of warrants to purchase 522,000 shares of common stock in the Company, with a weighted average exercise price of $8.00.

                              EXECUTIVE OFFICERS

      The following table lists the executive officers of the Company as of the date hereof and the capacities in which they serve.

            Name               Age     Position
            -----------------  ---     ----------------------------------
            Phillip E. Powell   52     Chairman of the Board and
                                         Chief Executive Officer
            Rick L. Wessel      44     President, Secretary, Treasurer
                                         and Director
            J. Alan Barron      42     Chief Operating Officer
            R. Douglas Orr      42     Chief Financial Officer
            John C. Powell      48     Vice President of Information
                                         Technology

      J. Alan Barron joined the Company in January 1994 as its chief operating officer. Mr. Barron served as the chief operating officer from January 1994 to May 1998 and from January 2003 to the present. For the period from May 1998 to January 2003 Mr. Barron served as the president - pawn operations. Prior to joining the Company, Mr. Barron spent two years as chief financial officer for a nine-store privately held pawnshop chain. Prior to his employment as chief financial officer of this privately held pawnshop chain, Mr. Barron spent five years in the Fort Worth office of Price Waterhouse LLP.

      R. Douglas Orr joined the Company in July 2002 as the vice president of finance. In January 2003, Mr. Orr was promoted to chief financial officer. Prior to joining the Company, Mr. Orr spent 14 years at Ray & Berndtson, a global executive search firm, where he served in a variety of management and financial roles including vice president of financial planning and analysis, vice president and controller and vice president of knowledge. Prior to his employment at Ray & Berndtson, Mr. Orr spent four years in the Fort Worth office of Price Waterhouse LLP.

      John C. Powell served as a systems consultant to the Company from February 2002 through July 2002 and joined the Company on a full-time basis in August 2002. In January 2003, Mr. Powell was promoted to vice president of information technology. Prior to joining the Company, Mr. Powell spent 18 years with AMR/American Airlines as a senior system engineer and software architect and an additional two years in the same capacity with Sabre/EDS after its spin-off from AMR in March of 2000.

     Biographical information with respect to Messrs. Phillip E. Powell and Rick L. Wessel was previously provided under Item 1.


                               STOCK OWNERSHIP

      The table below sets forth information to the best of the Company's knowledge with respect to the total number of shares of the Company's Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of its Common Stock, each director, each named executive officer, and the total number of shares of the Company's Common Stock beneficially owned by all directors and officers as a group, as reported by each such person, as of May 22, 2003. On that date, there were 8,887,187 shares of voting Common Stock issued and outstanding.

                                                  Shares Beneficially
                Officers, Directors                     Owned (2)
              and 5% Stockholders (1)          Number              Percent
          -------------------------------    ---------              -----
          Richard T. Burke (3)               1,588,000              17.50%
          Phillip E. Powell (4)              1,187,537              11.97
          Delta Partners LLC                   903,480              10.17
          Dimensional Fund Advisors, Inc.      584,200               6.57
          Rick L. Wessel (5)                   605,378               6.54
          Joe R. Love (6)                      441,500               4.80
          J. Alan Barron (7)                   333,886               3.69
          Tara Schuchmann (8)                  101,000               1.13
          R. Douglas Orr                             -                  -
          John C. Powell                             -                  -
          All officers and directors
           as a group (8 persons)            4,257,301              38.68

 --------------------

 (1) The addresses of the persons shown in the table above who are directors or 5% stockholders are as follows: (i) Dimensional Fund Advisors, Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401-1038; (ii) Delta Partner LLC, One Financial Center, Suite 1600, Boston, MA 02111; and (iii) all other persons and/or entities listed, 690 East Lamar Boulevard, Suite 400, Arlington, Texas 76011.

 (2) Unless otherwise noted, each person has sole voting and investment power over the shares listed opposite his name, subject to community property laws where applicable. Beneficial ownership includes both outstanding shares of Common Stock and shares of Common Stock such person has the right to acquire within 60 days of May 22, 2003, upon exercise of outstanding warrants and options.

 (3) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 50,000 shares at a price of $2.00 per share to expire in December 2010, and a stock option to purchase 10,000 shares at a price of $10.00 per share to expire in January 2013. Excludes 10,000 shares of Common Stock owned by Mr. Burke's wife, which Mr. Burke disclaims beneficial ownership.

 (4) Includes a warrant to purchase 60,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 225,000 shares at a price of $4.625 per share to expire in January 2011, a warrant to purchase 150,000 shares at a price of $8.00 per share to expire in April 2012, a warrant to purchase 100,000 shares at a price of $10.10 per share to expire in April 2013, a stock option to purchase 125,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 150,000 shares at a price of $2.00 per share to expire in December 2010, a stock option to purchase 125,000 shares at a price of $4.00 per share to expire in February 2011, and a stock option to purchase 100,000 shares at a price of $4.625 per share to expire in January 2011.

 (5) Includes a warrant to purchase 50,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 50,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 100,000 shares at a price of $2.00 per share to expire in December 2010, and a stock option to purchase 65,000 shares at a price of $4.00 per share to expire in February 2011.

 (6) Includes a warrant to purchase 100,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 125,000 shares at a price of $4.625 per share to expire in January 2011, a warrant to purchase 50,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 10,000 shares at a price of $10.00 per share to expire in January 2013, and 131,500 shares of common stock all of which are beneficially owned by an affiliate of Mr. Love.

 (7) Includes a warrant to purchase 40,000 shares at a price of $8.00 per share to expire in February 2013, a warrant to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 25,000 shares at a price of $10.00 per share to expire in April 2009, a stock option to purchase 25,000 shares at a price of $2.00 per share to expire in December 2010, a stock option to purchase 25,000 shares at a price of $4.00 per share to expire in February 2011, and a stock option to purchase 25,000 shares at a price of $8.00 per share to expire in October 2012.

 (8) Includes a warrant to purchase 25,000 shares at a price of $8.00 per share to expire in April 2012, a stock option to purchase 25,000 shares at a price of $2.00 per share to expire in December 2010, a stock option to purchase 10,000 shares at a price of $10.00 per share to expire in January 2013, and 41,000 shares of common stock all of which are beneficially owned by an affiliate of Ms. Schuchmann.


                                 COMPENSATION

 Executive Compensation

      The following table sets forth compensation with respect to the chief executive officer and other executive officers of the Company who received total annual salary and bonus for the year ended December 31, 2002 in excess of $100,000. Also included in the following table is compensation for the year ended December 31, 2002, 2001 and 2000:


                            Summary Compensation Table
                            --------------------------
                                                     Long-Term
                                                    Compensation
                               Annual Compensation   - Awards
                               -------------------  -----------
                                                    Securities
                                                    Underlying
 Name & Principal     Fiscal                         Options/     All Other
 Position              Year    Salary     Bonus    Warrants (1) Compensation (2)
 --------              ----    ------     -----    ------------ ------------
 Phillip E. Powell     2002 $ 500,000   $ 500,000     150,000          -
   Chairman of the     2001   385,234     300,000     125,000          -
   Board and Chief     2000   314,340      60,000     200,000          -
   Executive Officer

 Rick L. Wessel        2002 $ 350,000   $ 387,500     100,000          -
   President,          2001   259,890     150,000      65,000          -
   Secretary           2000   223,750      30,000     100,000          -
   and Treasurer

 J. Alan Barron        2002  $285,000   $ 250,000      50,000          -
   Chief Operating     2001   219,781      50,000      25,000          -
   Officer             2000   191,250           -      25,000          -

 R. Douglas Orr        2002  $ 65,591   $  25,000      10,000          -
   Chief Financial     2001         -           -           -          -
   Officer             2000         -           -           -          -

 John C. Powell        2002  $ 95,010   $  10,000      10,000          -
   Vice President of   2001         -           -           -          -
   Information         2000         -           -           -          -
   Technology

 --------------------
 (1) See "- Employment Agreements" and "- Stock Options and Warrants" for a discussion of the terms of long-term compensation awards.
 (2) The aggregate amount of other compensation is less than the lesser of $50,000 or 10% of the sum of such executive officer's annual salary and bonus.

 Employment Agreements

      Mr. Powell has entered into an employment agreement with the Company through December 31, 2007 to serve as the chief executive officer of the Company; at the discretion of the board this agreement may be extended for additional successive periods of one year each on each January 1 anniversary. The agreement provides for: (i) a 2003 base salary of $600,000 with annual minimum increases of 10% or higher increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) certain stock incentives at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Powell in the amount of $4 million dollars; (v) continuation of existing loans from the Company which bear interest at 3% and are secured by shares of common stock of the Company owned by Mr. Powell; (vi) a lump-sum severance payment of $1,125,000; and (vii) reimbursement of business related expenses. Mr. Powell has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company for a period of two years following his termination.

      Mr. Wessel has entered into an employment agreement with the Company through December 31, 2007 to serve as the president of the Company; at the discretion of the board this agreement may be extended for additional successive periods of one year each on each January 1 anniversary. The agreement provides for: (i) a 2003 base salary of $450,000 with annual minimum increases of 10% or higher increases at the discretion of the
 Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) certain stock incentives at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, car, vacation, a term life insurance policy with a beneficiary designated by Mr. Wessel in the amount of $2 million dollars; (v) continuation of existing loans from the company which bear interest at 3% and are secured by shares of common stock of the Company owned by Mr. Wessel; and (vi) reimbursement of business related expenses. Mr. Wessel has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company for a period of two years following his termination.

      Mr. Barron has entered into an employment agreement with the Company through December 31, 2005 to serve as the chief operating officer of the Company; at the discretion of the board this agreement may be extended for additional successive periods of one year each on each January 1 anniversary. The agreement provides for: (i) a 2003 base salary of $350,000 with annual minimum increases of 10% or higher increases at the discretion of the Compensation Committee; (ii) an annual bonus at the discretion of the Compensation Committee; (iii) certain stock incentives at the discretion of the Compensation Committee; (iv) certain fringe benefits including club membership, car, vacation; (v) continuation of existing loans from the company which bear interest at 3% and are secured by shares of common stock of the Company owned by Mr. Barron; and (vi) reimbursement of business related expenses. Mr. Barron has agreed not to compete with the Company, not to solicit employees of the Company, and not to solicit customers of the Company for a period of two years following his termination.

 Stock Options and Warrants

      The following table shows stock option and warrant grants made to named executive officers during the year ended December 31, 2002:

                     Individual Grants of Stock Option/Warrant Grants
                       Made During the Year Ended December 31, 2002
                       --------------------------------------------
                              Percentage                              Potential Realizable
                               of Total                                     Value at
                               Options/                                  Assumed Annual
                   Options/    Warrants                                  Rates of Stock
                   Warrants   Granted to     Exercise                  Price Appreciation
                   Granted   Employees in     Price      Expiration      for Option and
       Name        (Shares)  Each Period   (Per Share)      Date        Warrant Terms (1)
 ----------------- --------  ------------  ----------- -------------  ---------------------
                                                                           5%         10%
                                                                       ---------   ---------
 Phillip E. Powell  150,000     23.0%         $8.00        April 2012  $ 754,700  $1,912,500
 Rick L. Wessel     100,000     15.3           8.00        April 2012    503,100   1,275,000
 J. Alan Barron      50,000      7.7           8.00        April 2012    251,600     637,500
 R. Douglas Orr      10,000      1.5           8.00    September 2012     50,300     127,500
 John C. Powell      10,000      1.5           8.00        April 2012     50,300     127,500

 -----------------
 (1)   The actual value,  if any, will  depend upon the  excess of the  stock price over the exercise price on the date  of exercise, so that there is  no assurance the value realized would be at or near the present value.



                    December 31, 2002 Stock Option and Warrant Values
                    -------------------------------------------------
                                         Number of Unexercised        Value of Unexercised
                                       Stock Options and Warrants         In-The-Money
                     Shares               at December 31, 2002     Stock Options and Warrants
                 Acquired on  Value             (Shares)               December 31, 2002 (l)
       Name        Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
 ----------------- --------  --------  -----------  -------------  -----------  -------------
 Phillip E. Powell  50,000   $411,000   935,000 (2)         -      $ 4,313,000           -
 Rick L. Wessel          -          -   365,000 (3)         -        1,567,000           -
 J. Alan Barron          -          -   165,000 (4)         -          565,000           -
 R. Douglas Orr          -          -         -        10,000 (5)            -   $  22,000
 John C. Powell          -          -         -        10,000 (5)            -      22,000

 -----------------
 (1)  Computed based upon the differences between aggregate fair market value and aggregate exercise price.
 (2)  Includes warrants to purchase 435,000 shares at prices ranging from
      $4.625 to $8.00 per share and options to purchase 500,000 shares at prices ranging from $2.00 to $10.00 per share.
 (3)  Includes warrants to purchase 150,000 shares at a price of $8.00 per share and options to purchase 215,000 shares at prices ranging from
      $2.00 to $10.00 per share.
 (4)  Includes warrants to purchase 65,000 shares at a price of $8.00 per share and options to purchase 100,000 shares at prices ranging from
      $2.00 to $10.00 per share.
 (5)  Includes options to purchase 10,000 shares at a price of $8.00 per share.

      Warrants and options held by other directors: On May 22, 2003, other directors held warrants to purchase 425,000 shares at prices ranging from $4.625 to $8.00 per share, expiring between January 2011 and February 2013 and options to purchase 130,000 shares at prices ranging from $2.00 to $10.00 per share, expiring between April 2009 and January 2013.

      Warrants and options held by other employees and third parties: On May 22, 2003, other employees and third parties held warrants to purchase 304,661 shares at prices ranging from $2.00 to $12.00 per share, expiring between April 2005 and February 2013 and options to purchase 169,750 shares at prices ranging from $2.00 to $10.00 per share, expiring between April 2005 and April 2012.

      Warrants and  options  issued  to named  executive  officers  in  2003:
 During 2003, the Company has issued to a named executive officer warrants to purchase 100,000 shares at a price of $10.10 per share, expiring April 2013 and has issued to named executive officers and directors options to purchase 50,000 shares at a price of $10.00 per share, expiring January 2013.

      The Company has not established, nor does it provide for, long-term incentive plans or defined benefit or actuarial plans. The Company does not grant any stock appreciation rights.

 Certain Transactions

      As of December 31, 2002 and 2001, the Company had notes receivable outstanding from certain of its officers totaling $4,228,000 and $5,051,000, respectively. These notes are secured by a total of 554,000 shares of common stock of the Company owned by these individuals, term life insurance policies, and bear interest at three percent. These notes are due upon the sale of the underlying shares of common stock. During the fiscal years ended December 31, 2002 and 2001, the outstanding notes receivable from officers had repayments of $823,000 and $775,000, respectively.

      In April 2002, Mr. Joe R. Love was issued a warrant to purchase 50,000 shares of common stock at an exercise price of $8.00 per share expiring in April 2012. In April 2002, Mr. Richard T. Burke was issued a warrant to purchase 25,000 shares of common stock at an exercise price of $8.00 per share expiring in April 2012. In April 2002, Ms. Tara Schuchmann was issued a warrant to purchase 25,000 shares of common stock at an exercise price of $8.00 per share expiring in April 2012.

      In April 1991, the Company adopted a policy prohibiting transactions with its officers, directors or affiliates, unless approved by a majority of the disinterested directors and on terms no less favorable to the Company than could be obtained from an independent third party. The Company believes that all prior related party transactions were on terms as favorable as could be obtained from independent third parties.

 Report of the Audit Committee

      The Audit Committee is composed of three directors who are independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. In accordance with its written charter adopted by the board, the committee reviews the Company's financial reporting process on behalf of the board of directors and is responsible for ensuring the integrity of the financial information reported by the Company. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In this context, the committee has met and held discussions with management and Deloitte & Touche LLP ("Deloitte"), the Company's independent public accountants. Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The committee discussed with Deloitte the matters required to be discussed by Statement of Auditing Standard No. 61, under which Deloitte must provide us with additional information regarding the scope and results of its audit of the Company's financial statements.

      In addition, the committee has discussed with Deloitte its independence from the Company and its management, including matters in the written disclosures required by the Independence Standards Board Standard No. 1, (Independence Discussions with Audit Committees).

      The committee discussed with the Company's independent public accountants the overall scope and plans for their respective audits. The committee meets with Deloitte, with and without management present, to discuss the results of its examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

      In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

 The Audit Committee:  Richard T. Burke, Joe R. Love and Tara Schuchmann


 Report of the Compensation Committee

 Overview

      The Compensation Committee of the board of directors supervises the Company's executive compensation. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance. In performing this function, the Compensation Committee reviews executive compensation surveys and other available information and may from time to time consult with independent compensation consultants.

      The Company seeks to provide an overall level of compensation to the Company's executives that are competitive within the pawnshop industry and other companies of comparable size and complexity. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where in its judgment external, internal or individual circumstances warrant it. In general, the Company compensates its executive officers through a combination of base salary, annual incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options and warrants.

 Base Salary

      Base salary levels for the Company's executive officers are set generally to be competitive in relation to the salary levels of executive officers in other companies within the pawn shop industry or other companies of comparable size, taking into consideration the position's complexity, responsibility and need for special expertise. In reviewing salaries in individual cases the Compensation Committee also takes into account individual experience and performance.

 Annual Incentive Compensation

      The Compensation Committee has historically structured employment arrangements with incentive compensation. Payment of bonuses has generally depended upon the Company's achievement of pre-tax income targets established at the beginning of each fiscal year or other significant corporate objectives. Individual performance is also considered in determining bonuses. In addition to incentive bonus compensation, the Company has adopted, subject to shareholder approval, an executive performance incentive plan that provides for the payment of annual incentive compensation to participants based upon the achievement of performance goals established annually by the Compensation Committee based on one or more specified performance criteria. If approved, the plan will administered by the Compensation Committee.

 Long-Term Incentive Compensation

      The Company provides long-term incentive compensation through its stock option plan and the issuance of warrants, which is described elsewhere in this proxy statement. The number of shares covered by any grant is generally determined by the then current stock price, subject in certain circumstances, to vesting requirements. In special cases, however, grants may be made to reflect increased responsibilities or reward extraordinary performance.

 Chief Executive Officer Compensation

      Mr. Powell was elected to the position of chief executive officer in May 1992. Mr. Powell's salary was increased from $500,000 to $600,000 effective January 1, 2003. Mr. Powell received a bonus in the amount of $500,000 during the year ended December 31, 2002. Mr. Powell received common stock option grants based upon the overall performance of the Company during the year ended December 31, 2002.

      The overall goal of the Compensation Committee is to insure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is affected in the context of a compensation program that includes base pay, annual incentive compensation and stock ownership.

 The Compensation  Committee:    Richard  T. Burke,  Joe  R.  Love  and  Tara
 Schuchmann

 Stock Price Performance Graph

      The Stock Price Performance Graph set forth below compares the cumulative total stockholder return on the Common Stock of the Company for the period from July 31, 1997 through December 31, 2002, with the cumulative total return on the Nasdaq Composite Index and a peer group index over the same period (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the peer group). The peer group selected by the Company includes the Company, Cash America International, Inc., EZCORP, Inc., and ACE Cash Express, Inc.


                      [ PERFORMANCE GRAPH APPEARS HERE ]


                                First      Peer        Nasdaq
                 Date           Cash       Group      Composite
               --------        ------     -------     ---------
                7/31/97        100.00      100.00       100.00
                7/31/98        227.08      153.86       117.69
               12/31/98        238.55      154.15       139.62
               12/31/99        137.50      116.52       258.94
               12/31/00         37.50       52.43       155.88
               12/31/01        113.33       77.20       123.67
               12/31/02        170.18       96.92        85.49



                                OTHER MATTERS

      Management is not aware of any other matters to be presented for action at the meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matter.

                             COST OF SOLICITATION

      The Company will bear the costs of the solicitation of proxies from its stockholders. In addition to the use of mail, directors, officers and regular employees of the Company in person or may solicit proxies by telephone or other means of communication. The directors, officers and employees of the Company will not be compensated additionally for the solicitation but may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements are also being made with brokerage houses and any other custodians, nominees and fiduciaries of the forwarding of solicitation material to the beneficial owners of the Company, and the Company will reimburse the brokers, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

                            STOCKHOLDER PROPOSALS

       Proposals by stockholders intended to be presented at this Annual Meeting of Stockholders must have been received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting no later than March 30, 2003. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at the Annual Meeting of Stockholders to be held in 2004, such stockholder must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company by February 3, 2004. In addition, stockholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of the Company's Bylaws.


                               By Order of the Board of Directors,


                               /s/ Rick L. Wessel
                               --------------------------------
 Arlington, Texas              Rick L. Wessel
 June 3, 2003                  President,
                               Secretary and Treasurer

                                  Exhibit A

                     FIRST CASH FINANCIAL SERVICES, INC.
                     EXECUTIVE PERFORMANCE INCENTIVE PLAN

 Section 1.  Purpose and Scope.

 The purpose of the First Cash Financial Services, Inc. Executive Performance Incentive Plan (the "Plan") is as follows: (i) to attract and retain qualified executives by providing performance-based compensation as an incentive for their efforts to achieve First Cash Financial Services
 Inc.'s (the "Company") financial and strategic objectives; and (ii) to qualify compensation paid under the Plan as "performance-based compensation" within the meaning of Section 162(m) of the Code, in order to preserve the Company's tax deduction for compensation paid under the Plan to Eligible Employees.

 Section 2.  Definitions.

 The following words and phrases as used in this Plan shall have the meanings set forth in this Section unless a different meaning is clearly required by the context.

 2.1 "Board" means the board of directors of the Company.

 2.2 "Change in Control" means that:

      (a) any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities (unless the event causing the 40% threshold to be crossed is an acquisition of securities directly from the Company); or

      (b) the shareholders of the Company approve any merger or other business combination of the Company, sale of 50% or more of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction owns at least 80% of the voting power, directly or indirectly, of (i) the surviving corporation in any such merger or other business combination; (ii) the purchaser of the Company's assets;
 (iii) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (iv) the parent company owning 100% of such surviving corporation; purchaser or both the surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

       (c) within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change in Control or expressed an interest to cause such a Change in Control).

 2.3 "Code" means the Internal Revenue Code of 1986, as amended.

 2.4 "Committee" means the committee appointed by the Board to administer the Plan pursuant to Section 9.2.

 2.5 "Company" means First Cash Financial Services, Inc.

 2.6 "Eligible Employee" means the Chief Executive Officer of the Company and any other employee of the Company (or of any Subsidiary) who, in the opinion of the Committee, (i) will have compensation for the Plan Year sufficient to result in the employee being listed in the Summary Compensation Table appearing in the Company's proxy statement distributed to shareholders in the calendar year following the Plan Year, as required by Item 402(a)(3) of Regulation S-K under the Securities Act of 1933, as amended; or (ii) otherwise qualifies as a key executive of the Company or a senior executive officer of a Subsidiary.

 2.7 "Maximum Performance Award" means an amount not greater than $5 million with respect to an award of a bonus.

 2.8 "Outside Directors" means members of the Board who qualify as outside directors, as that term is defined in Section 162(m) of the Code and the regulations proposed or adopted thereunder.

 2.9 "Participant" means an Eligible Employee designated by the Committee under Section 3 to participate in the Plan.

 2.10 "Performance Award" means the bonus awarded to a Participant under the terms of the Plan.

 2.11 "Performance Measures" means the specified objectives and measurements established by the Committee which, if satisfied, will result in a Performance Award.

 2.12 "Plan"  means  this  First  Cash Financial  Services,  Inc.   Executive
      Performance Incentive Plan, as amended from time to time.

 2.13 "Plan Year" means the twelve-month period which is the same as the Company's fiscal year.

 2.14 "Subsidiary" means any corporation, joint venture or partnership in which the Company owns directly or indirectly (i) with respect to a corporation, stock possessing at least ten percent (10%) of the total combined voting power of all classes of stock in the corporation, or
      (ii) in the case of a joint venture or partnership, a ten percent (10%) or more interest in the capital or profits of such joint venture or partnership.

 Section 3.     Participation.

 As soon as possible following the commencement of each Plan Year, the Committee shall specify by name or position the Participants. The Committee shall retain discretion to name as a Participant an employee hired or promoted after the commencement of the Plan Year.

 Section 4.     Establishment of Performance Measures and Performance Awards.

 4.1 Time of Establishment. No later than ninety (90) days after the commencement of the Plan Year, the Committee shall specify in writing the Performance Measures and Performance Awards which are to apply for that Plan Year, subject to the provisions of Sections 4.2 and 4.3.

 4.2 Performance Awards. Performance Awards may vary among Participants and from Plan Year to Plan Year; however, no Performance Award shall exceed the Maximum Performance Award.

 4.3 Performance Measures. Performance Measures will be stated in terms of objective standards or formulae and may include the following: (i) earnings before interest expense, taxes, depreciation and amortization ("EBITDA"); (ii) earnings before interest expense and taxes ("EBIT");
      (iii) net earnings; (iv) net income; (v) operating income; (vi) earnings per share; (vii) book value per share; (viii) return on shareholders' equity; (ix) capital expenditures; (x) expenses and expense ratio management; (xi) return on investment; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit margins;
      (xv) stock price; (xvi) market share; (xvii) revenues or sales; (xviii) costs; (xix) cash flow; (xx) working capital; (xxi) return on assets;
      (xxii) economic value added; (xxiii) expansion  of the store base;  and
      (xxiv) gross or net profit. Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. These factors will not be altered or replaced by any other criteria without ratification by the shareholders of the Company if failure to obtain such approval would result in jeopardizing the tax deductibility of Performance Awards to Participants.

 4.4 Permissible Adjustments. At the time the Performance Measures are determined for a Plan Year, or at any time prior to the final determination of Performance Awards in respect of that Plan Year, the Committee may, to the extent permitted under Section 162(m) of the Code and the regulations promulgated thereunder, adjust the Performance Measures to reflect the impact of specified corporate transactions (such as a stock-split or stock dividend), special charges, foreign currency effects, accounting or tax law changes and other extraordinary or nonrecurring events. In addition, the Committee retains the sole discretion to decrease, but not increase, the amount of any Performance Award that would otherwise be payable pursuant to the terms of the Plan.


 Section 5.     Determination of Amount of Performance Awards.

 5.1 Committee Certification Regarding Performance Measures. As soon as possible following the end of each Plan Year, the Committee shall certify for each Participant whether the Performance Measures for that Plan Year have been met. If such Measures have been met, the Committee will award such Participant the Performance Award established under
      Section 4 hereof, subject to the discretion reserved in Section 5.3 to reduce such awards, but with no discretion to increase the Performance Award.

 5.2 Maximum Award. No Performance Award to a Participant for a Plan Year may exceed the Maximum Performance Award.

 5.3 Reduction of Award Amount. The Committee in its sole discretion may award to a Participant less than the Performance Award regardless of the fact that the Performance Measures for the Plan Year have been met. However, the Committee's decision to award a lesser Performance Award to an individual Participant cannot result in an increase to a Performance Award otherwise earned by any other Participant.

 Section 6.     Payment of Awards.

 Performance Awards for a given Plan Year shall be paid in cash (or as otherwise determined by the Committee) as soon as practicable following the close of that Plan Year. However, such payment may be subject to deferral pursuant to the provisions of any applicable deferred compensation plan maintained by the Company or a Subsidiary.

 Section 7.     Termination of Employment.

 Except as provided in Section 8 of the Plan or as otherwise provided in a Participant's employment agreement if applicable, if a Participant's employment with the Company (and its Subsidiaries, if applicable) terminates prior to the end of a Plan Year for Cause, such Participant shall not receive any Performance Award for such Plan Year. Unless otherwise provided by the Committee, if a Participant's employment is terminated as result of death, disability or retirement with the consent of the Company prior to the end of the Plan Year, such Participant shall receive a pro rata portion of his or her Performance Award that he or she would have received with respect to the applicable Plan Year, which shall be payable at such time that Performance Awards are payable to other Participants.

 Section 8.     Change in Control.

 Upon the occurrence of a Change in Control, (i) the effect of such Change in Control on any Participant's Performance Award for the Plan Year shall first be determined by any applicable contractual arrangements, including but not limited to any continuity agreement, between the Company and the
 Participant; and (ii) to the extent not governed by any applicable contractual arrangements between the Company and the Participant, the Company shall, within 10 days thereafter, pay to each individual who was a Participant in the Plan immediately prior to the Change in Control (regardless of whether the Participant remains employed after the Change in Control) a pro-rated Performance Award (based on the number of days that have elapsed during the Plan Year though the date of the Change in Control) which is calculated based on the Performance Measures achieved through the date of the Change in Control, and interpolated over the entire Plan Year, provided, however, that in no event shall such Performance Award be less than the amount that would have been paid had the Performance Measures achieved the "target level" as such term is defined in the applicable Plan Year.

 Section 9.     Plan Administration.

 9.1 Administration by Committee. The Plan shall be administered by the Committee, which shall have the authority in its sole discretion, subject to the provisions of the Plan, to administer the Plan and to exercise all the powers either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan.

 9.2 Appointment of Committee. The Board shall appoint the Committee from among its members to serve at the pleasure of the Board. The Board from time to time may remove members from, or add members to, the Committee and shall fill all vacancies thereon. The Committee shall at all times consist solely of two or more Outside Directors and initially shall be the Compensation Committee.

 9.3 Interpretation of Plan Provisions. The Committee shall have complete discretion to construe and interpret the Plan and may adopt rules and regulations governing administration of the Plan. The Committee may consult with the management of the Company but shall retain responsibility for administration of the Plan. The Committee's decisions, actions and interpretations regarding the Plan shall be final and binding upon all Participants.

 Section 10.    Compliance with Section 162(m) of the Code.

 The Company intends that Performance Awards under this Plan satisfy the applicable requirements of Section 162(m) of the Code so that such Code section does not deny the Company a tax deduction for such Performance Awards. It is intended that the Plan shall be operated and interpreted such that Performance Awards remain tax deductible by the Company, except to the extent set forth in Section 11.

 Section 11.    Nonassignability.

 No Performance Award granted to a Participant under the Plan shall be assignable or transferable, except by will or by the laws of descent and distribution.

 Section 12.    Effective Date and Term of Plan.

 The Plan shall be effective as of January 1, 2003, subject to approval by the shareholders of the Company. The Plan shall continue from year to year until terminated by the Board. The Company is under no obligation to continue the Plan.

 Section 13.    Amendment of the Plan.

 The Board may amend, modify or terminate the Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect the payment of a Performance Award for a Plan Year already ended. In addition, any material amendment or modification of the Plan shall be subject to shareholder approval if necessary for purposes of qualifying compensation paid under the Plan as "performance-based compensation" under Code section 162(m).

 Section 14.    General Provisions.

 14.1 Unfunded Plan. The Plan shall be an unfunded incentive compensation arrangement for a select group of key management employees of the Company and its participating Subsidiaries. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant's right to receive a Performance Award shall be no greater than the right of an unsecured general creditor of the Company. All Performance Awards shall be paid from the general funds of the Company, and no segregation of assets shall be made to ensure payment of Performance Awards.

 14.2 Governing  Law.    The  Plan   shall  be  interpreted,  construed   and
      administered in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

 14.3 Section Headings. The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of the Plan's sections.


 14.4 Effect on Employment. Nothing contained in the Plan shall affect or be construed as affecting the terms of employment of any Eligible Employee except as expressly provided in the Plan. Nothing in the Plan shall affect or be construed as affecting the right of the Company or a Subsidiary to terminate the employment of an Eligible Employee at any time for any reason, with or without cause.

 14.5 Successors. All obligations of the Company with respect to Performance Awards granted under the Plan shall be binding upon any successor to the Company, whether such successor is the result of an acquisition of stock or assets of the Company, a merger, a consolidation or otherwise.

 14.6 Withholding of Taxes. The Company shall deduct from each Performance Award the amount of any taxes required to be withheld by any governmental authority.

      IN WITNESS WHEREOF, First Cash Financial Services, Inc. has caused this Plan to be executed the twenty-ninth day of January 2003.

 FIRST CASH FINANCIAL SERVICES, INC.


 By:
     ------------------
     Rick L. Wessel
     President

 REVOCABLE PROXY

                     FIRST CASH FINANCIAL SERVICES, INC.
                        ANNUAL MEETING OF STOCKHOLDERS
                                JULY 10, 2003

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST CASH FINANCIAL SERVICES, INC. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BELOW.

 The undersigned stockholder of First Cash Financial Services, Inc. (the "Company") hereby appoints Rick Powell and Rick L. Wessel the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of First Cash Financial Services, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of First Cash Financial Services, Inc. to be held at the First Cash Financial Services, Inc. corporate offices located at 690 East Lamar Blvd., Suite 400, Arlington, Texas on Thursday, July 10, 2003 at 10:00 a.m., and any and all adjournments thereof, with all of the powers which the undersigned would posses if personally present, for the following purposes. Please indicate for, withhold, against, or abstain with respect to each of the following matters:

 1. Election of Messrs. Wessel, Burke and Love as
    directors (the Board of Directors recommends       For   Withhold
    a vote FOR)                                       [   ]   [   ]

 2. Ratification of the selection of Deloitte &
    Touche LLP as independent auditors of the
    Company for the year ending December 31, 2003      For   Against  Abstain
    (the Board of Directors recommends a vote FOR)    [   ]   [   ]    [   ]

 3. Approve the adoption of the First Cash Financial
    Services, Inc. Executive Performance Incentive
    Plan (the Board of Directors recommends a          For   Against  Abstain
    vote FOR)                                         [   ]   [   ]    [   ]

 4. Other Matters:
    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

 This proxy will be voted for the choice specified. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated June 3, 2003 as well as the Annual Report for the fiscal year ended December 31, 2002.

 PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


 DATED:________________   ___________________________________________________
                          (Signature)


                          ___________________________________________________
                          (Signature if jointly held)


                          ___________________________________________________
                          (Printed Name)

                          Please sign exactly as name appears on stock certificate(s). Joint owners should each sign. Trustees and others acting in a representative capacity should indicate the capacity in which they sign.